                        Forest Oil Corporation

                         10,200,000 Shares
                           Common Stock
                         ($.10 par value)

                     U.S. Underwriting Agreement


                                               New York, New York
                                                           , 1996

Salomon Brothers Inc
Dillon, Read & Co. Inc.
Morgan Stanley & Co. Incorporated
Chase Securities, Inc.
As Representatives of the several U.S. Underwriters,
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Dear Sirs:

          Forest Oil Corporation, a New York corporation (the "Company"), and Saxon Petroleum Inc. (the "Selling Stockholder") propose to sell 9,299,000 and 901,000 shares, respectively, of Common Stock $.10 par value (the "Common Stock"), of the Company (said shares to be issued and sold by the Company and the Selling Stockholder being hereinafter called the "U.S. Underwritten Securities"), to the underwriters named in Schedule I hereto (the "U.S. Underwriters"), for whom you (the "Representatives") are acting as representatives. The Company also proposes to grant to the U.S. Underwriters an option to purchase up to an additional 1,530,000 shares of Common Stock (the "U.S. Option Securities"; the U.S. Option Securities, together with the U.S. Underwritten Securities, being hereinafter called the "U.S. Securities").

          It is understood that the Company and the Selling Stockholder are concurrently entering into an International Underwriting Agreement dated the date hereof (the "International Underwriting Agreement") providing for (i) the sale by the Company and the Selling Stockholder of an aggregate of 1,800,000 shares of Common Stock (the "International Underwritten Securities") and (ii) the grant by the Company of an option to the International Underwriters referred to below to purchase up to an additional 270,000 shares of Common Stock (the "International Option

--------------
(1) Plus an option to purchase from the Company up to 1,530,000 additional shares to cover over-allotments.

Securities"); the International Option Securities together with the International Underwritten Securities, being hereinafter called the "International Securities," and, together with the U.S. Securities, the "Securities"). It is contemplated that the International Securities shall be sold outside the United States and Canada through arrangements with certain underwriters outside the United States and Canada (the "International Underwriters") for whom Salomon Brothers International Limited, Dillon, Read & Co. Inc. and Morgan Stanley & Co. International Limited are acting as representatives (the "International Representatives"). It is further understood and agreed that the U.S. Underwriters and the International Underwriters have entered into an Agreement Between U.S. Underwriters and International Underwriters dated the date hereof (the "Agreement Between U.S. Underwriters and International Underwriters"), pursuant to which, among other things, the International Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to the U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to the International Underwriting Agreement.

          Pursuant to the Acquisition Agreement ("Acquisition Agreement") dated December 12, 1995 by and among the Company, ATCOR Resources Ltd., a Canadian corporation ("ATCOR"), Atco Ltd., a corporation incorporated under the laws of Alberta, Canadian Utilities Limited, a Canadian corporation ("Canadian Utilities"), and Canutilities Holdings Ltd., a corporation incorporated under the laws of Alberta ("Canutilities") and subject to the terms and conditions set forth therein, the Company agreed to purchase Atco Ltd., Canadian Utilities and Canutilities agreed to sell ATCOR (the "Acquisition"), as more fully described in the Prospectuses (as hereinafter defined). Consummation of the Acquisition and the purchase of the U.S. Underwritten Securities by the U.S. Underwriters and the International Underwritten Securities by the International Underwriters, are mutually contingent transactions, and the Company intends that the closing of the Acquisition shall occur immediately following the consummation of the transactions contemplated by this Agreement and the International Underwriting Agreement.

  1. REPRESENTATIONS AND WARRANTIES.

          (a) The Company represents and warrants to, and agrees with, each U.S. Underwriter as set forth below in this Section
1(a). Certain terms used in this Section 1 are defined in paragraph (iv) hereof.

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                                     -3-

            (i) The Company meets the requirements for use of Form S-2 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 33-64949) on such Form, including related Preliminary Prospectuses, for the registration under the Act of the offering and sale of the Securities. The Company has filed one or more amendments thereto, including the related Preliminary Prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission either (i) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectuses) or (ii) after effectiveness of such registration statement, final prospectuses in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause
     (ii), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectuses with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectuses, or such final prospectuses, shall include all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest U.S. Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

            (ii) It is understood that two forms of prospectuses are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United
     States and Canadian Persons, and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. Such form of prospectus relating to the U.S. Securities as first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date, is referred to herein as the "U.S. Prospectus"; such form of prospectus relating to the International Securities as first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the

                                     -4-
     Registration Statement at the Effective Date, is referred to herein as the "International Prospectus"; and the U.S. Prospectus and the International Prospectus are collectively referred to herein as the "Prospectuses".

            (iii) To the best of the Company's knowledge, no order preventing or suspending the use of any Preliminary Prospectuses has been issued by the Commission. On the Effective Date, the Registration Statement did or will, and when the Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectuses (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules and regulations thereunder. On the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and, on the Effective Date, each Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, each Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any U.S. Underwriter through the Representatives specifically for inclusion in or omission from the Registration Statement or the Prospectuses (or any supplement thereto).

            (iv) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. The "U.S. Preliminary Prospectus" and the "International Preliminary Prospectus", respectively, shall mean any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, referred to in paragraph (i) above and any preliminary prospectus with

                                     -5-
     respect to the offering of the U.S. Securities and the International Securities, as the case may be, included in the Registration Statement at the Effective Date that omits
     Rule 430A Information; and the U.S. Preliminary Prospectus and the International Preliminary Prospectus are hereinafter collectively called the "Preliminary Prospectuses".
     "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration
     Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (i) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule
     430A. "Rule 424" and "Rule 430A" refer to such rules under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, a Preliminary
     Prospectus or the Prospectuses shall be deemed to refer to and include the documents (or any portions thereof) incorporated by reference therein pursuant to Item 12 of Form S-2 whether filed under the Exchange Act or delivered pursuant to Item 11 of Form S-2. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectuses shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item
     12 of Form S-2 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectuses, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary
     Prospectus or the Prospectuses shall be deemed to refer to and include the filing of any document under the Exchange
     Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectuses, as the case may be, deemed to be incorporated therein by reference. "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-
     United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S." or "United States" shall mean the
     United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.


            (v) The only corporate subsidiaries of the Company are listed on Schedule II hereto and are each referred to herein as a "subsidiary" and are collectively referred to herein as the "subsidiaries".

            (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, and each has the corporate power and authority to own its properties and conduct its business as described in the Prospectuses, and has been duly qualified as a foreign corporation and is in good standing under the laws of each other jurisdiction in which its ownership or leasing of its properties or its conduct of its material business makes such qualification necessary, except to the extent that any failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole.

            (vii) The issuance and sale of the Securities to be sold by the Company under this Agreement and the International Underwriting Agreement and the fulfillment of the terms of this Agreement, the International Underwriting
     Agreement or the Acquisition Agreement do not result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (i) the Restated
     Certificate of Incorporation or Bylaws of the Company or its subsidiaries, (ii) any bond, debenture, note, loan agreement, indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or its subsidiaries is now a party or by which any of them is bound, or (iii) any order of any court or governmental agency or authority entered in any proceeding to which the Company or its subsidiaries was or is now a party or by which either of them is bound, which default or breach would have a material adverse effect on the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole.

            (viii)   Neither the Company, nor any of its
     subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectuses; and, since the respective dates as of which information is given in the Registration Statement and the Prospectuses, there has not been any material increase in the long-term debt of the Company or any of its subsidiaries.

            (ix) The Company has all requisite corporate power and authority to enter into this Agreement, the International Underwriting Agreement and the Acquisition Agreement, to issue, sell and deliver the Securities as provided herein and to consummate the transactions contemplated herein and in the Acquisition Agreement, and this Agreement, the International Underwriting Agreement and the Acquisition Agreement has been duly authorized, executed and delivered by the Company. Each consent, approval, authorization, order, declaration or filing by or with any governmental agency or body necessary for the offer and sale of the Securities, the execution, delivery and performance of this Agreement, the International Underwriting Agreement and the Acquisition Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, by the International Underwriting Agreement, and by the Acquisition Agreement have been made or obtained, except such as may be necessary to make the Registration Statement effective (and maintain it as effective) under the Act and to qualify the Securities for public offering by you under state securities or Blue Sky laws or by the National Association of Securities Dealers, Inc. ("NASD") in connection with the purchase and distribution of the Securities by the U.S. Underwriters and the International Underwriters.

            (x) The actual and as adjusted capitalization of the Company as of September 30, 1995 is as set forth under the heading "Capitalization" in the Prospectuses; the issued shares of capital stock of the Company conform to the description thereof in the Prospectuses and have been duly authorized and validly issued and are fully paid and nonassessable; all outstanding shares of capital stock of each of the subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and (except as described in the Registration Statement) are owned directly by the Company or by another subsidiary of the Company free and clear of any liens, encumbrances, equities or claims.

            (xi) The Securities to be issued and sold by the Company to the U.S. Underwriters hereunder and to the International Underwriters under the International Underwriting Agreement have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and nonassessable and will conform to the description thereof in the Prospectuses and will not have been issued in violation of or subject to any preemptive rights or rights of first refusal.

            (xii) Except as described in the Registration Statement, there are no options, warrants, agreements, preemptive rights, conversion rights, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock or securities or obligations convertible into, or any contracts or commitments to issue or sell shares of capital stock or any such rights or other securities of the Company. The descriptions of the Company's retirement and savings plans, stock option, stock purchase and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, as set forth in the Prospectuses, are accurate and fair summaries of such plans, arrangements, options and rights.

            (xiii)   There are no legal, regulatory,
     administrative or governmental actions, suits or proceedings pending to which the Company or any of its subsidiaries or any of their officers is a party or of which any properties of the Company or any of its subsidiaries is the subject except as set forth in the Prospectuses, or as individually or in the aggregate, do not now have and are not reasonably expected in the future to have any material adverse effect in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole; and to the best knowledge of the Company, no such proceedings are threatened or contemplated by any of such governmental, regulatory or administrative authorities or others and there are no agreements, contracts, leases or documents of the Company or any of its subsidiaries that are required to be described in the Prospectuses or to be filed as exhibits to the Registration Statement by the Act or the Exchange Act or the rules and regulations thereunder which have not been described in all materials respects in the Prospectuses or filed as exhibits to the Registration
     Statement.

            (xiv) All material agreements to which the Company or any of its subsidiaries is a party and which are required to be described in the Registration Statement or the Prospectuses are described therein. The Company is not in breach of or in violation under any of the material terms or provisions of, or in default under, (i) any material contract, indenture, mortgage, deed of trust, permit, license, note agreement or other material agreement or material instrument to which the Company is a party or by which any of its properties are bound, (ii) its Restated Certificate of Incorporation or Bylaws, or (iii) any order, judgment, statute, rule or regulation of any court or governmental, administrative or regulatory agency or body having jurisdiction over the Company or any of its properties, except as may be properly described in the Prospectuses or such as individually or in the aggregate do not now have and are not reasonably expected to have a material adverse effect upon the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole.

            (xv) The Company has obtained the agreement of each of the Company's directors and executive officers that such persons will not, for a period of 120 days after the date of the Prospectuses, offer to sell, contract to sell or otherwise sell (including without limitation in a short sale), grant any option to purchase, or dispose of any shares of Common Stock of the Company, any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into or exchangeable for shares of Common Stock of the Company, without the prior written consent of the Salomon Brothers Inc and Salomon Brothers International Limited, as the case may be, except the Company may issue securities pursuant to the Company's retirement savings, stock option or other benefit or incentive plans maintained for its officers, directors or employees.

            (xvi) The Company has not taken and will not take, directly or indirectly, prior to the earlier of 90 days from the date of this Agreement and the International
     Underwriting Agreement and the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

            (xvii) KPMG Peat Marwick LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the Exchange Act and the rules and regulations of the Commission thereunder.

            (xviii) Price Waterhouse, who have certified certain financial statements of ATCOR and its subsidiaries, are independent public accountants, as required by Canadian securities legislation, the Act and the Exchange Act and the rules and regulations of the Commission thereunder.

            (xix) The consolidated financial statements of the Company (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectuses present fairly in all material respects the condition (financial or other) and results of operations of the Company and its consolidated subsidiaries, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as set forth in the notes to such financial statements and except to the extent that certain footnote disclosures regarding the unaudited financial statements have been omitted in accordance with the applicable rules of the Commission. The amounts included in the Registration Statement and the amounts in the Prospectuses under the captions "Prospectus Summary -- Summary Financial and Operating Data" and "Selected Financial and Operating Data" fairly present, in all material respects, the information shown therein and have been determined on a basis consistent with the financial statements included in the Registration Statement and the Prospectuses.

            (xx) The Company effected a five to one reverse stock split of its outstanding Common Stock on January 5, 1996; neither the Board of Directors of the Company (or any committee thereof) nor any shareholder of the Company have taken any action since such date, or to the knowledge of the Company are contemplating taking any action, to rescind such reverse stock split; and no legal, regulatory, administrative or governmental action, suit or proceeding to which the Company or any of its subsidiaries or any of their officers is a party is pending, or to the knowledge of the Company threatened, which seeks to rescind such reverse stock split.

            (xxi) The Acquisition Agreement is in full force and effect; and neither the Board of Directors of the Company (or any committee thereof) nor any shareholder of the Company has taken any action, or to the knowledge of the Company is contemplating taking any action, to modify, amend, supplement or rescind the Acquisition Agreement; all of the conditions to consummating the Acquisition have been satisfied or are reasonably expected by the Company to be satisfied as of the Closing Date, and no event has occurred, or to the knowledge of the Company is reasonably expected to occur, which would prevent or delay the consummation of the Acquisition immediately, or waive any provision thereof, following the consummation of the sale of the U.S. Underwritten Securities pursuant to this Agreement and the International Underwritten Securities pursuant to the International Underwriting Agreement.

            (xxii) The agreement of The Anschutz Corporation ("Anschutz") to not transfer any of the shares of Common Stock of the Company owned by it, except in certain limited circumstances, for a period of nine months following the Closing Date, is in full force and effect, and the Company will not enter into any agreement to modify, amend, supplement or rescind such agreement, or waive any provision thereof, for a period of 180 days from the date of the Prospectuses without the prior written consent of Salomon Brothers Inc.

            (xxiii) The agreement of Joint Energy Development Investments Limited Partnership ("JEDI") to not transfer any of the shares of Common Stock of the Company owned by it, except in certain limited circumstances, described in the Prospectuses, is in full force and effect, and the Company will not enter into any agreement to modify, amend, supplement or rescind such agreement, or waive any provision thereof, for a period of 180 days from the date of the Prospectuses without the prior written consent of Salomon Brothers Inc.

          (b) The Selling Stockholder represents and warrants to, and agrees with each U.S. Underwriter that:

         (i) The Selling Stockholder is the lawful owner of the Securities to be sold by the Selling Stockholder hereunder and under the International Underwriting Agreement and upon sale and delivery of, and payment for, such Securities, as provided herein, the Selling Stockholder will convey good and marketable title to such Securities, free and clear of all liens, encumbrances, equities and claims whatsoever.

        (ii) The Selling Stockholder has not taken and will not take, directly or indirectly, prior to the earlier of 90 days from the date of this Agreement and the International Underwriting Agreement and the termination of the underwriting syndicate contemplated by this Agreement and the International Underwriting Agreement, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

       (iii) Certificates in negotiable form for the Selling Stockholder's Securities have been placed in custody, for delivery pursuant to the terms of this Agreement and the International Underwriting Agreement, under a Custody Agreement duly authorized, executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (the "Custody Agreement") with The Chase Manhattan Bank of Canada, as custodian (the "Custodian"); the U.S. Securities represented by the certificates so held in custody for the Selling Stockholder are subject to the interest hereunder of the U.S. Underwriters and the Company; the arrangements for custody and delivery of such certificates, made by the Selling Stockholder hereunder, under the International Underwriting Agreement and under the Custody Agreement, are not subject to termination by any acts of the Selling Stockholder, or by operation of law or by the occurrence of any other event; and if such event shall occur before the delivery of such Securities hereunder or under the International Underwriting Agreement, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement, the International Underwriting Agreement and the Custody Agreement as if such event had not occurred, regardless of whether or not the Custodian shall have received notice of such event.

        (iv) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

         (v) Neither the sale of the Securities being sold by the Selling Stockholder nor the consummation of any other of the transactions herein contemplated, or contemplated by the International Underwritng Agreement, by such Selling Stockholder or the fulfillment of the terms hereof or of the International Underwriting Agreement by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

     2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth:

          (a) The Company and the Selling Stockholder agree to sell to each U.S. Underwriter, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $____ per share, the amount of the U.S. Underwritten Securities set forth opposite such U.S. Underwriter's name in Schedule I hereto.

          (b) The Company hereby grants an option to the several U.S. Underwriters to purchase, severally and not jointly, up to 1,530,000 shares of the U.S. Option Securities at the same purchase price per share as the U.S. Underwritten Securities by the U.S. Underwriters. Said option may be exercised in whole or in part at any time (but not more than once), on or before the 30th day after the date of the U.S. Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the U.S. Option Securities as to which the several U.S. Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of U.S. Option Securities by the Company, and payment therefor to the Company, shall be made as provided in Section 3 hereof. The number of shares of the U.S. Option Securities to be purchased by each U.S. Underwriter shall be the same percentage of the total number of shares of the U.S. Option Securities to be purchased by the several U.S. Underwriters as such U.S. Underwriter is purchasing of the U.S. Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

     3. DELIVERY AND PAYMENT. Delivery of and payment for the U.S. Underwritten Securities shall be made at 9:00 AM, New York City time, on January __, 1996, or such later date (not later than ___, 1996) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the U.S. Securities being herein called the "Closing Date"). Delivery of the U.S. Underwritten Securities shall be made to the Representatives from the respective accounts of the several U.S. Underwriters against payment by the several U.S. Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company and the Selling Stockholder by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds, or at the option of the Company by wire transfer to accounts designated in writing by the Company and the Selling Stockholder (as the case may be) of immediately available funds; provided that, the Company and the Selling Stockholder shall reimburse the U.S. Underwriters by payment to the Representatives for the cost of providing such immediately available funds (which reimbursement shall be netted against the amounts payable to the Company and the Selling Stockholder). Delivery of the U.S. Underwritten Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for such U.S. Underwritten Securities shall be made at the office of Cahill Gordon & Reindel, 80 Pine Street, New York, New York. Certificates for the U.S. Underwritten Securities shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Closing Date.

          The Company and Selling Stockholder agree to have the U.S. Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 2:00
PM on the business day prior to the Closing Date.

          The Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several U.S. Underwriters of the U.S. Securities to be purchased by them from the Selling Stockholder and the respective U.S. Underwriters will pay any additional stock transfer taxes involved in further transfers.

          If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Representatives, at Seven World Trade Center, New York, New York, on the date specified by the Representatives (which shall be within four business days after exercise of said option), certificates for the U.S. Option Securities in such names and denominations as the Representatives shall have requested against payment of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds, or by wire transfer of immediately available funds if so requested by the Company provided that the Company reimburses the U.S. Underwriters by payment to the Representatives for the cost of providing such immediately available funds. If settlement for the U.S. Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the U.S. Option Securities, and the obligation of the Underwriters to purchase the U.S. Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the International Underwriting Agreement.

     4. OFFERING BY U.S. UNDERWRITERS. It is understood that the several U.S. Underwriters propose to offer the U.S.
Securities for sale to the public as set forth in the U.S.
Prospectus.

     5.   AGREEMENTS.

          (a)  The Company agrees with the several U.S.
Underwriters and the Selling Stockholder that:

          (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendments thereof, to become effective.
     Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the U.S. Prospectus without your prior consent, which consent shall not be unreasonably withheld. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the U.S. Prospectus is otherwise required under Rule 424(b), the Company will cause the U.S. Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (B) when the U.S. Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when, prior to termination of the offering of the U.S. Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of the Registration Statement or supplement to the U.S. Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the U.S. Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (ii) If, at any time when a prospectus relating to the U.S. Securities is required to be delivered under the Act, any event occurs as a result of which the U.S. Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the U.S. Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a)(i) of this
     Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance.

        (iii) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

         (iv) The Company will furnish to the Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other U.S. Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each U.S. Preliminary Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (v) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to file a general consent to service of process in any jurisdiction. The Company will pay the fee of the NASD in connection with its review of the offering.

         (vi) The Company will not, for a period of 120 days following the Execution Time, without the prior written consent of Salomon Brothers Inc and Salomon Brothers International Limited, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Sock or any securities convertible into, or exchangeable for, shares of Common Stock; PROVIDED, HOWEVER, that the Company may issue securities (A) pursuant to any stock option, retirement, savings or other benefit or incentive plans maintained for the Company's officers, directors or employees, in effect at the Execution Time and (B) for the payment of regular dividends in the Company's $.75 Convertible Preferred Stock.

        (vii) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectuses, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          (b) Each U.S Underwriter agrees that (i) it is not purchasing any of the U.S. Securities for the account of any non-United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Securities or distribute any U.S. Prospectus to any person outside the United States or Canada, or to any non-United States or Canadian Person, and (iii) any dealer to whom it may sell any of the U.S. Securities will represent that it is not purchasing for the account of any non-United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the U.S. Securities outside the United States or Canada, or to any non-United States or Canadian Person or to any other dealer who does not so represent and agree; PROVIDED, HOWEVER, that the foregoing shall not restrict (A) purchases and sales between the U.S. Underwriters on the one hand and the International Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (B) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through Salomon Brothers Inc (or through the Representatives and International Representatives) as part of the distribution of the Securities, and (C) sales to or through (or distributions of U.S. Prospectuses or U.S. Preliminary Prospectuses to) United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of any non-United States or Canadian Person.

          (c) The agreements of the U.S. Underwriters set forth in paragraph (b) of this Section 5 shall terminate upon the earlier of the following events:

          (i) a mutual agreement of the Representatives and the International Representatives to terminate the selling restrictions set forth in paragraph (b) of this Section 5 and Section 5(b) of the International Underwriting
     Agreement; or

         (ii) the expiration of a period of 30 days after the Closing Date, unless (A) the International Representatives shall have given notice to the Company and the Representatives that the distribution of the International Securities by the International Underwriters has not yet been completed, or (B) the Representatives shall have given notice to the Company and the International Representatives that the distribution of the

     U.S. Securities by the U.S.
     Underwriters has not yet been completed. If such notice by the Representatives or the International Representatives is given, the agreements set forth in such paragraph (b) shall survive until the earlier of (1) the event referred to in clause (i) of this subsection (c) or (2) the expiration of an additional period of 30 days from the date of any such notice.

     6.   CONDITIONS TO THE OBLIGATIONS OF THE U.S.
UNDERWRITERS. The obligations of the U.S. Underwriters to purchase the U.S. Underwritten Securities and the U.S. Option Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than
     (i) 6:00 P.M New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 P.M. New York City time on such date or
     (ii) 12:00 Noon on the business day immediately following the day on which the pubic offering price was determined, if such determination occurred after 3:00 P.M. New York City time on such date; if filing of the Prospectuses, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectuses, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b)   The Company shall have furnished to the
     Representatives the opinion of Daniel L. McNamara, Esq.,
     Corporate Counsel and Secretary for the Company, dated the Closing Date, to the effect that:

          (i) each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its ownership or leasing of its material properties or its conduct of its material business makes such qualification necessary, except to the extent the failure, individually or in the aggregate, to be so qualified or in good standing could have a material adverse effect on the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole;

         (ii) all the outstanding shares of capital stock of the subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectuses, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

        (iii) the Company's authorized equity capitalization is as set forth in the Prospectuses; the capital stock of the Company conforms to the description thereof contained in the Prospectuses; all of the outstanding shares of capital stock (including the Securities being sold hereunder by the Selling Stockholder) have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of or subject to any preemptive or other rights to subscribe for the capital stock; the Securities have been duly authorized, and, when issued and delivered to and paid for by the U.S. Underwriters pursuant to this Agreement and the International Underwriters pursuant to the International Underwriting Agreement, will be validly issued, fully paid and nonassessable; based upon information provided by the NASD and assuming the Securities are sold in the manner described in the Registration Statement, the Securities are duly authorized for quotation on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; and, except as otherwise set forth in the Prospectuses, the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities;

         (iv) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectuses, and there is no contract, agreement, lease, instrument, license or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit, which is not described or filed as required; and the statements in the Prospectuses under the headings "Business and Properties -- Legal Proceedings" fairly summarize the matters therein described;

          (v) such counsel has no reason to believe that, at the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses include any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (vi)   this Agreement and the International Underwriting
     Agreement have been duly authorized, executed and delivered by the Company;

        (vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein and by the International Underwriting Agreement and the distribution of the Securities by the U.S. Underwriters and the International Underwriters, except such as have been obtained under the Act and such as may be required under the blue sky or foreign laws of any jurisdiction in connection with the purchase and distribution of the Securities by the U.S. Underwriters and International Underwriters, and by the NASD, and such other approvals (specified in such opinion) as have been obtained;

       (viii) neither the issuance, sale or delivery of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the International Underwriting Agreement will conflict with, result in a breach or violation of, or constitute a default under any law, rule or regulation (except that such counsel need not express any opinion with respect to any federal or state securities laws) or the Restated Certificate of Incorporation or Bylaws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order, or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

         (ix) other than the Selling Stockholder, Anschutz and JEDI, no holders of securities of the Company have rights to the registration of such securities under the Registration
     Statement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of Alberta, Canada, to the extent he deems proper and specified in such opinion, upon the opinion of Canadian counsel of good standing whom he believes to be reliable and who is satisfactory to counsel for the U.S. Underwriters and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials. References to the Prospectuses in this paragraph (b) include any supplements thereto at the Closing Date.

          (c)  The Company shall have furnished to the
     Representatives the opinion of Vinson & Elkins L.L.P., counsel for the Company, dated the Closing Date, to the effect that:

                 (i)   the Registration Statement has become
             effective under the Act; any required filing of the Prospectuses, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectuses (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of Form S-2, the Act and the Exchange Act and the respective rules and regulations thereunder; and such counsel has no reason to believe that, at the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses include any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein and by the International Underwriting Agreement, except such as have been obtained under the Act and such as may be required under the blue sky or foreign laws of any jurisdiction in connection with the purchase and distribution of the Securities by the U.S. Underwriters and the International Underwriters, and by the NASD, and such other approvals (specified in such opinion) as have been obtained; and

               (iii) neither the issuance, sale or delivery of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or by the International Underwriting Agreement will conflict with, result in a breach or violation of, or constitute a default under any law, rule or regulation (except that such counsel need not express any opinion with respect to any federal or state securities laws) or the Restated Certificate of Incorporation or Bylaws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Texas or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the U.S. Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the prospectus in this paragraph (c) include any supplements thereto at the Closing Date.

          (d) The Representatives shall have received from Cahill Gordon & Reindel, counsel for the U.S. Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the U.S. Securities, the Registration Statement, the U.S. Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e)  The Company shall have furnished to the
     Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration
     Statement, the Prospectuses, any supplement to the Prospectuses and this Agreement and that:

                (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date pursuant to this Agreement;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

              (iii) since the date of the most recent financial statements included in the Prospectuses (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (f)  At the Execution Time and at the Closing Date,
     KPMG Peat Marwick LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

          (g) At the Execution Time and at the Closing Date, Price Waterhouse shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

          (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs
     (f) and (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries and ATCOR, taken as a whole, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto).

          (i) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company addressed to the Representatives, in which each such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by such person or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 120 days following the Execution Time without the prior consent of Salomon Brothers Inc and Salomon Brothers International Limited, other than shares of Common Stock disposed of as bona fide gifts or by act of law.

          (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (k) The Selling Stockholder shall have furnished to the Representatives the opinion of McCarthy Tetrault, counsel for the Selling Stockholder, dated the Closing Date, to the effect that:

               (i)   this Agreement, the International
          Underwriting Agreement, the Custody Agreement and the
          Power of

          Attorney executed by the Selling Stockholder have been duly authorized, executed and delivered by the Selling Stockholder; this Agreement, the International Underwriting Agreement and the Custody Agreement are valid and binding on the Selling Stockholder; and the Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement, the International Underwriting Agreement and the Custody Agreement the Securities being sold by the Selling Stockholder hereunder and under the International Underwriting Agreement;

              (ii) the delivery by the Selling Stockholder to the several U.S. Underwriters and International Underwriters of certificates for the Securities being sold hereunder and under the International Underwriting Agreement by the Selling Stockholder against payment therefor as provided herein and therein, will pass good and marketable title to such Securities to the several U.S. Underwriters and International Underwriters, free and clear of all liens, encumbrances, equities and claims whatsoever;

             (iii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein and by the International Underwriting Agreement, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the U.S. Underwriters and International Underwriters, and by the NASD, and such other approvals (specified in such opinion) as have been obtained; and

              (iv) neither the sale of the Securities being sold by the Selling Stockholder nor the consummation of any other of the transactions herein contemplated, or by the International Underwriting Agreement, by the Selling Stockholder or the fulfillment of the terms hereof, or of the International Underwriting Agreement, by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or By-laws of the Selling Stockholder or the terms of any indenture or other agreement or instrument known to such counsel and to which the Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to the Selling Stockholder or any of its subsidiaries of any court, regulatory body administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder or any of its subsidiaries.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Province of Alberta or Canada, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the U.S. Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Stockholder and public officials.

          (l) The Selling Stockholder shall have furnished to the Representatives a certificate, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Selling Stockholder, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplement to the Prospectuses and this Agreement and that the representations and warranties of the Selling Stockholder in this Agreement are true and correct in all material respects on and as of Closing Date to the same effect as if made on the Closing Date.

          (m) Other than the payment of the purchase price, all of the conditions to consummating the Acquisition have been satisfied as of the Closing Date.

          (n)  The closing of the purchase of the International
     Securities to be issued and sold by the Company and the Selling Stockholder pursuant to the International
     Underwriting Agreement shall occur concurrently with the closing described herein.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the U.S. Underwriters, this Agreement and all obligations of the U.S. Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Secretary of the Company and the

Selling Stockholder in writing or by telephone or telegraph confirmed in writing.

          7. REIMBURSEMENT OF U.S. UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the U.S. Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the U.S. Underwriters, the Company will reimburse the U.S. Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the U.S. Underwriters under this Section 7 because of the Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the U.S. Underwriters set forth in Section 6, the Selling Stockholder shall reimburse the Company on demand for all amounts so paid.

          8.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company and the Selling Stockholder jointly and severally agree to indemnify and hold harmless each U.S.
     Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person who controls any U.S. Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other
     Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration
     Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any U.S.
     or International Preliminary Prospectus or in either of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, that the Selling Stockholder shall not be responsible pursuant to this indemnity for losses, claims, damages or liabilities arising out of or based upon any such untrue statement or omission or allegation thereof based upon information furnished by any party other than the Selling Stockholder or for an amount in excess of the proceeds to such Selling Stockholder from the sale of the U.S. or International Underwritten Securities sold by it; PROVIDED, HOWEVER, that the Company and the Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through the Representatives specifically for inclusion therein; and PROVIDED, FURTHER, that such indemnity with respect to any preliminary prospectus shall not inure to the benefit of the U.S. Underwriter (or any person controlling the U.S. Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the U.S. Prospectus
     (or the U.S. Prospectus as amended and supplemented) at or prior to the confirmation of the sale of such U.S.
     Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the U.S. Prospectus (or the U.S. Prospectus as amended or supplemented) provided that the Company shall have delivered the U.S. Prospectus, as amended or supplemented, to the Representatives on a timely basis to permit such delivery. This indemnity agreement will be in addition to any liability which the Company or the Selling
     Stockholder may otherwise have.

          (b) Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, the Selling Stockholder, each of the Company's directors, each of the Company's officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Stockholder to each U.S. Underwriter, but only with reference to written information relating to such U.S. Underwriter furnished to the Company by or on behalf of such U.S. Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any U.S.

     Underwriter may otherwise have. The Company and the Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page, the first and second paragraphs set forth on the inside front cover page and under the heading "Underwriting" in any U.S. or International Preliminary Prospectus and the Prospectuses constitute the only information furnished in writing by or on behalf of the several U.S. Underwriters for inclusion in any U.S. or International Preliminary
     Prospectus or the Prospectuses, and you, as the Representatives, confirm that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.
     An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Selling Stockholder, jointly and severally, and the U.S. Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities
     (including legal or other expenses reasonably incurred in connection with investigating or defending same)
     (collectively "Losses") to which the Company, the Selling Stockholder and one or more of the U.S. Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and by the U.S. Underwriters on the other from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any U.S. Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such U.S. Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Selling Stockholder, jointly and severally, and the U.S. Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and of the U.S. Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (after deducting expenses), and benefits received by the U.S. Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the U.S. Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, the Selling Stockholder or the U.S. Underwriters. The Company, the Selling Stockholder and the
     U.S. Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph
     (d), no person guilty of fraudulent misrepresentation
     (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
     Section 8, each person who controls an U.S. Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an U.S.
     Underwriter shall have the same rights to contribution as such U.S. Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange
     Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. DEFAULT BY A U.S. UNDERWRITER. If any one or more U.S. Underwriters shall fail to purchase and pay for any of the U.S. Securities agreed to be purchased by such U.S. Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining U.S. Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of U.S. Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of U.S. Securities set forth opposite the names of all the remaining U.S. Underwriters) the U.S. Securities which the defaulting U.S. Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of U.S. Securities which the defaulting U.S. Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of U.S. Securities set forth in Schedule I hereto, the remaining U.S. Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the U.S. Securities, and if such non-defaulting U.S. Underwriters do not purchase all the U.S.
Securities, this Agreement will terminate without liability to any non-defaulting U.S. Underwriter, the Selling Stockholder or the Company. In the event of a default by any U.S. Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the U.S. Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting U.S. Underwriter of its liability, if any, to the Company, the Selling Stockholder and any non-defaulting U.S. Underwriter for damages occasioned by its default hereunder.

          10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the U.S. Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange or the the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the U.S. Prospectus (exclusive of any supplement thereto).

          11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholder and of the U.S. Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter, the Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the U.S. Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York 10048; or, if sent to the Company, will be mailed, delivered, or telegraphed and confirmed to it at 1600 Broadway, Suite 2200, Denver, Colorado 80202,
Attention: Daniel L. McNamara, Esq.; or if sent to the Selling Stockholder, will be mailed, delivered, or telegraphed and confirmed to it at 1700, 736 6th Avenue SW, Calgary, Alberta
T2P 3T7, Canada, Attention:  Mr. William Brebber.



          13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New
York, without regard to the principles of conflicts of laws.

          15. COUNTERPARTS. This Agreement may be executed in more than one counterpart each of which shall be deemed an original and each of which shall constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and send us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the several U.S. Underwriters.

                              Very truly yours,

                              FOREST OIL CORPORATION


                              By:  ------------------------------------
                                   Name:
                                   Title:


                              SAXON PETROLEUM INC.
                                the Selling Stockholder


                              By:  ------------------------------------
                                   Name:
                                   Title: Attorney-in-Fact

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

SALOMON BROTHERS INC
DILLON, READ & CO. INC.
MORGAN STANLEY & CO. INCORPORATED
CHASE SECURITIES, INC.

By:  Salomon Brothers Inc


By: -------------------------------


For themselves and the other
several U.S. Underwriters named in
Schedule I to the foregoing
Agreement.

                           SCHEDULE I


                                             NUMBER OF SHARES
                                             OF U.S.
                                             UNDERWRITTEN
                                             SECURITIES TO BE
U.S. UNDERWRITERS                            PURCHASED
------------------                          ---------------------

Salomon Brothers Inc . . . . . . . . . .
Dillon, Read & Co. Inc.  . . . . . . . .
Morgan Stanley & Co. Incorporated  . . .
Chase Securities, Inc. . . . . . . . . .



                                                       ----------
                     Total . . . . . . .               10,200,000
                                                       ----------

                           SCHEDULE II

             SUBSIDIARIES OF FOREST OIL CORPORATION


DELAWARE SUBSIDIARIES

Forest I Development Company (2)
Forest Merger Corporation
Forest Oil of Turkey, Ltd.
Forest Pipeline Company

CANADA SUBSIDIARIES

Forest Canada I Development Ltd.
Forest Oil of Canada, Ltd.

Effective December 20, 1995, Forest Oil Corporation acquired a
49% voting interest in Saxon Petroleum Inc., an Alberta corporation.

Effective December 15, 1995, Forest Oil Corporation incorporated
3189490 Canada Ltd., a Canadian corporation.







--------------
(2) Oklatex Corp. (a Texas corporation) is a wholly owned subsidiary of Forest I Development Company.

                                                        EXHIBIT A

              Letterhead of officer or director of

                     Forest Oil Corporation

                     FOREST OIL CORPORATION
                 PUBLIC OFFERING OF COMMON STOCK


                                                 January __, 1996


Salomon Brothers Inc
Dillon, Read & Co. Inc.
Morgan Stanley & Co. Incorporated
Chase Securities, Inc.
 As Representatives of the several U.S. Underwriters
  and
Salomon Brothers International Limited
Dillon, Read & Co. Inc.
Morgan Stanley & Co. International Limited
 As International Representatives of the several
  International Underwriters,
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

          This letter is being delivered to you in connection with the proposed U.S. Underwriting Agreement (the "U.S. Underwriting Agreement") and International Underwriting Agreement (together with the U.S. Underwriting Agreement the "Underwriting Agreements"), between Forest Oil Corporation, a New York corporation (the "Company"), a certain Selling Stockholder named therein and each of you as respective representatives of a group of U.S. Underwriters and International Underwriters, as the case may be, named therein (collectively, the "Underwriters"), relating to an underwritten public offering of Common Stock, $.10 par value (the "Common Stock"), of the Company.

          In order to induce you and the other Underwriters to enter into the Underwriting Agreements, the undersigned agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by the undersigned or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 120 days following the day on which the Underwriting Agreements are executed without the prior consent of Salomon Brothers Inc and Salomon Brothers
International Limited,
other than shares of Common Stock disposed of as bona fide gifts or by act of law.

          If for any reason the Underwriting Agreements shall be terminated prior to the Closing Date (as defined in the Underwriting Agreements), the agreement set forth above shall likewise be terminated.

                                Sincerely,



                                _________________________________
                                Name:
                                Title:
                                Address: